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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Halcón Resources Corporation (formerly RAM Energy Resources, Inc.), a Delaware corporation (the "Company"), of our report dated March 5, 2012, with respect to the consolidated statements of operations, stockholders' equity and cash flows of Halcón Resources Corporation and subsidiaries for the year ended December 31, 2011 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

        We also consent to the reference to our Firm under the caption "Experts" in this Registration Statement.

/s/ UHY LLP

Houston, Texas
March 14, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM